Exhibit 4.1

INVESTOR AGREEMENT

This INVESTOR AGREEMENT (this “Agreement”) is made as of February 13, 2018, by and between Bristol-Myers Squibb Company, a Delaware corporation (the “Investor”), and Nektar Therapeutics, a Delaware corporation (the “Company”).

WHEREAS, concurrently with the entering into of this Agreement, the Company and the Investor are entering into that certain Strategic Collaboration Agreement dated as of the date of this Agreement (the “Collaboration Agreement”);

WHEREAS, that certain Share Purchase Agreement dated as of the date of this Agreement (the “Purchase Agreement”), by and between the Company and the Investor, provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, at the Closing (as defined in the Purchase Agreement), of 8,284,600 shares (the “Purchased Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and

WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates;

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.Definitions.  When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Acquisition Proposal” has the meaning set forth in Section 3.1(c).

“Advice” has the meaning set forth in Section 2.5(d).

“Affiliate” means, with respect to a specified Person, any other Person which controls, is controlled by or is under common control with the applicable Person.  As used in this Agreement, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting interests of such Person, through Contract or otherwise; provided that for the avoidance of doubt the Company and its subsidiaries shall not be deemed Affiliates of the Investor or its subsidiaries.

“Agreement” has the meaning set forth in the recitals to this Agreement, including all exhibits attached hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“beneficial owner”, “beneficially owns”, “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person has the meaning set forth in Rule 13d-3 under the Exchange Act (a) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person, and (b) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day on which commercial banking institutions in San Francisco, California and New York, New York are open for business.

“Change of Control” means, with respect to the Company, any of the following events: (a) any Person is or becomes the beneficial owner, directly or indirectly, a majority of the total voting power represented by all Shares of Then Outstanding Common Stock (which, for purposes of this clause (a), shall include all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time); (b) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Shares of Then Outstanding Common Stock; (c) the Company sells, assigns, licenses, leases or transfers a majority of the assets of the Company and its subsidiaries, considered collectively, to any Person other than a wholly owned Affiliate of the Company (excluding any license, the primary purpose of which is for drug research rather than to effect a change of control); and (d) any Person is or becomes the beneficial owner, directly or indirectly, of thirty-five percent (35%) or more of the total voting power represented by all Shares of Then Outstanding Common Stock (which, for purposes of this clause (d), shall include all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time) and has filed a Schedule 13D declaring the purpose or effect of exerting control (or the like) over the Company.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Collaboration Agreement” has the meaning set forth in the recitals to this Agreement.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion

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into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Disposition” or “Dispose of” means (a) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Effectiveness Date” means: (a) with respect to a Registration Statement that may be required pursuant to Section 2.1(a), the thirtieth (30th) day following the Filing Date (or the sixtieth (60th) day following the Filing Date in the event such Registration Statement is reviewed by the SEC), and (b) with respect to any Registration Statement that may be required pursuant to Section 2.1(b), the ninetieth (90th) day following the date on which the Company first knows that such additional Registration Statement is required under such Section (or the one hundred twentieth (120th) day following the date on which the Company first knows that such additional Registration Statement is required in the event the additional Registration Statement is reviewed by the SEC).  If an Effectiveness Date falls on a Saturday, Sunday or other date that the SEC is closed for business, the Effectiveness Date shall be extended to the next day on which the SEC is open for business.

“Effectiveness Period” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Date” means (a) with respect to a Registration Statement that may be required pursuant to Section 2.1(a), a date which is no later than the thirtieth (30th) day following receipt by the Company of a written request from a Holder that the Company effect a registration of all or a portion of the Registrable Securities pursuant to Section 2.1(a), and (b) with respect to any Registration Statement that may be required pursuant to Section 2.1(b), the forty-fifth (45th) day following the date on which the Company first knows that such additional Registration Statement is required pursuant to Section 2.1(b).

“Form S-3” has the meaning set forth in Section 2.1.

“Funds” has the meaning set forth in Section 4.2.

“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any

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government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Holders” means (but, in each case, only for so long as such Person remains an Affiliate of the Investor) the Investor and any Permitted Transferee thereof, if any, in accordance with Section 2.5(g).

“Indemnified Party” has the meaning set forth in Section 2.4(c).

“Indemnifying Party” has the meaning set forth in Section 2.4(c).

“Investor” has the meaning set forth in the Preamble to this Agreement.

“Irrevocable Proxy” has the meaning set forth in Section 5.2.

“Law” or “Laws” means all applicable laws, statutes, rules, codes, regulations, orders, judgments, decrees, injunctions, awards, rulings and/or ordinances of any Governmental Authority, including under common law.

“Lock-Up Agreement” has the meaning set forth in Section 4.4.

“Lock-Up Term” has the meaning set forth in Section 4.1.

“Losses” has the meaning set forth in Section 2.4(a).

“Offeror” has the meaning set forth in Section 3.1(c).

“Other Holders” means a Person other than the Investor or its Affiliates having rights to participate in a registration of the Company’s securities.

“Permitted Transferee” means an Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock or ownership interests of such Affiliate; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless:  (a) the Investor shall have, within five (5) days prior to such transfer, furnished to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Shares of Then Outstanding Common Stock and/or Common Stock Equivalents to be transferred, (b) the Permitted Transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were such Investor hereunder, and (c) the Investor acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.

“Person” means any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof

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or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals of this Agreement, and shall include all exhibits attached thereto.

“Purchased Shares” has the meaning set forth in the recitals of this Agreement, and shall be adjusted for (a) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (b) any share of Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

“Qualified Change of Control” means a Change of Control in which either (a) the Investor would become (i) the beneficial owner of thirty five percent (35%) or more of the total voting power represented by all Shares of Then Outstanding Common Stock (which, for purposes of this clause (a)(i), includes all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time) and has filed a Schedule 13D declaring the purpose or effect of exerting control (or the like) over the Company or (ii) purchaser of a majority of the assets of the Company and its subsidiaries, considered collectively (excluding any license, the primary purpose of which is for drug research rather than to effect a change of control); or (b) a Third Party would become (i) the beneficial owner of thirty five percent (35%) or more of the total voting power represented by all Shares of Then Outstanding Common Stock (which, for purposes of this clause (b)(i), includes all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time) and has filed a Schedule 13D declaring the purpose or effect of exerting control (or the like) over the Company or (ii) purchaser of a majority of the assets of the Company and its subsidiaries, considered collectively (excluding any license, the primary purpose of which is for drug research rather than to effect a change of control), and the Investor has publicly declared its intent to effect a Change of Control transaction in lieu of such Third Party.

“Reduction Securities” has the meaning set forth in Section 2.1(b).

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“registers”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document (including any pre- or post-effective amendment or supplement thereto) in compliance with the Securities Act, and, as applicable, the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) the Purchased Shares, and (b) any share of Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (a) of this definition; excluding, however, (i) any Registrable Securities if and after they have been sold, transferred or otherwise disposed of by a Person in a transaction in which its registration rights granted under this Agreement were not assigned in accordance with Section 2.5(h), and (ii) any Registrable Securities sold to the public through a registration statement or pursuant to Rule 144.

“Registration Statement” means a registration statement contemplated by Section 2.1(a) and Section 2.1(b) and each additional registration statement, if any, contemplated by Section 2.1(b), and including, in each case, the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registration Term” has the meaning set forth in Section 2.1(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Stockholder Questionnaire” has the meaning set forth in Section 2.1(c).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Shares of Then Outstanding Common Stock” means, at any time, all of the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock.

“Standstill Parties” has the meaning set forth in Section 3.1.

“Standstill Term” has the meaning set forth in Section 3.2.

“Third Party” means any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Trading Day” means any day on which the Common Stock is traded on Nasdaq; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

2.Registration.

2.1.Registration Rights.

(a)If, at any time after the expiration for the Lock-Up Term but not later than the fifth (5th) anniversary of such expiration (the “Registration Term”), the Company receives from any Holder or Holders a written request or written requests that the Company file a Registration Statement under the Securities Act to effect the registration of the Registrable Securities, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 or any comparable successor form or forms (“Form S-3”) covering the resale of all or such portion of Registrable Securities as are permitted to be sold pursuant to Section 4 and are specified in a written request from a Holder to the Company not already covered by an existing and effective Registration Statement (except as provided in Section 2.1(b)) for an offering to be made on a continuous basis pursuant to Rule 415.  If the Company is not at such time eligible for the use of Form S-3, then the Company will prepare and file a Registration Statement on a Form S-1 or alternative form that permits the resale of the Registrable Securities.  The Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A.  The Company will discuss in good faith with such demanding Holder or Holders the method of resale under such Registration Statement as requested by such Holder or Holders.  The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date for such Registration Statement, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all Registrable Securities covered by such Registration Statement have been publicly sold by a Holder or (ii) the date that all shares of Common Stock covered by such Registration Statement cease to be

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Registrable Securities hereunder (the “Effectiveness Period”), subject to Section 2.5(c).  The Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.1; provided, that the Company will not have been deemed to effect a registration unless and until the Registration Statement requested under this Section 2.1 becomes effective.  In addition, the Company shall not be required to effect a registration pursuant to this Section 2.1 if the Company furnishes to the Holders a certificate signed by an authorized officer of the Company stating that (A) within ninety (90) days after receipt of a written request or written requests from a Holder or Holders that the Company file a Registration Statement under the Securities Act to effect the registration of the Registrable Securities under this Section 2.1, the Company will file a Registration Statement for the public offering of securities for the account of the Company (other than a registration of securities (1) issuable pursuant to an employee stock option, stock purchase or similar plan, (2) issuable pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or (3) in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), or (B) the Company is engaged in a material transaction or has an undisclosed material corporate development, in either case, which would be required to be disclosed in the Registration Statement, and in the good faith judgment of the Board of Directors, such disclosure would be materially detrimental to the Company and its stockholders at such time (in which case, the Company shall disclose the matter as promptly as reasonably practicable and thereafter file the Registration Statement), provided, however, that the Company shall have the right to defer the filing of the Registration Statement pursuant to this Section 2.1(a) [***] and, [***] after receipt of a written request or written requests from a Holder or Holders that the Company file a Registration Statement under the Securities Act to effect the registration of the Registrable Securities under this Section 2.1.  Each Holder agrees not to disclose any information provided to Holder pursuant to this Section 2.1(a) until such disclosure has entered the public domain other than through breach of this provision by such Holder.  The Holder(s) making a Form S-3 request may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) and, if the Company is a “well-known seasoned issuer” (as defined under Rule 405 of the Securities Act) at the time any such request is submitted to the Company, that such Shelf Registration Statement be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”).  In the event that a Shelf Registration Statement is effective, (x) the Holders shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering the Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), or (y) if the Holders intend to sell by means of a public offering an amount of the Shelf Registrable Securities in excess of one percent (1%) of the Shares of the Then Outstanding Common Stock within ninety (90) days, the Company shall have the right to require the Holders to sell such Shelf Registrable Securities pursuant to an underwritten offering, so long as the Shelf Registration Statement remains in effect.  The Holder(s) shall make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) with respect to such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”).  As promptly as practicable, but no later than three (3) Trading Days after receipt of a Shelf Offering Notice, the Company shall give written notice of such Shelf Offering Notice to all other Holders

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of Shelf Registrable Securities.  The Company shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder) within three (3) Trading Days after the receipt of the written notice of the Shelf Offering Notice from the Company.  The Company shall, as expeditiously as possible (and in any event within seven (7) Trading Days after the receipt of a Shelf Offering Notice) use commercially reasonable efforts to facilitate such Shelf Offering.  Notwithstanding the foregoing, if a Holder of Shelf Registrable Securities wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Company of the block trade Shelf Offering three (3) Trading Days prior to the day such offering is to commence (unless a longer period is agreed to by such Holder.  The Company shall use commercially reasonable efforts to facilitate such offering (which may close as early as two (2) Trading Days after the date it commences).  The Company shall, at the request of the Holders of Registerable Securities, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure deemed necessary or advisable to effect such Shelf Offering.

(b)Notwithstanding anything contained herein to the contrary, in the event that, following the filing of a Registration Statement pursuant to Section 2.1(a) above, the SEC limits the amount of Registrable Securities that may be included and sold by a Holder in any Registration Statement, including any such Registration Statement filed pursuant to Section 2.1(a), pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on behalf of such Holder (such Registrable Securities so reduced, the “Reduction Securities”).  In such event the Company shall give such Holder prompt written notice of the number of such Reduction Securities.  The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale the Reduction Securities.  Such new Registration Statement shall be filed on or prior to the applicable Filing Date, shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A.  The Company shall use its commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date for such Registration Statement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period, subject to Section 2.5(c).

(c)Any Holder exercising its rights under this Section 2 agrees to furnish to the Company a completed notice and questionnaire in the form attached hereto as Annex B containing such information regarding such Holder, the Registrable Securities held by such Holder and the distribution proposed by such Holder as the Company may reasonably

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request and as shall be required in connection with any registration referred to in this Agreement (a “Selling Stockholder Questionnaire”) on a date that is not less than five (5) Trading Days prior to the date of filing of a Registration Statement.  Such Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire.  If such Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire.  Such Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

2.2.Registration Procedure.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the selling Holder or Holders copies of all such documents proposed to be filed (other than those incorporated by reference).  Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless any such Holder is named in such prospectus supplement.  The Company shall duly consider in good faith any comments made by a Holder and received by the Company not later than two (2) Trading Days prior to the filing of the Registration Statement, but shall not be required to accept any such comments to which it reasonably objects.

(b)Subject to Section 2.5(c), (i) prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide each selling Holder true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to such Holder as a selling stockholder but not any comments that would result in the disclosure to such Holder of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration

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Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 2.2(a) above) or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Holder that pertain to such Holder as a selling stockholder or to the Plan of Distribution, but not information which the Company reasonably believes would constitute material and non-public information concerning the Company); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to a Holder as a selling stockholder or the Plan of Distribution; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; and (vi) of the occurrence or existence of any pending development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by such Holder is required by law; provided, further, that notwithstanding such Holder’s agreement to keep such information confidential, such Holder makes no acknowledgment that any such information is material, non-public information.

(d)Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration

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Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)Furnish to the selling Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits (including financial statements and schedules) to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f)Promptly deliver to the selling Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  Subject to Section 2.5(c), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)Use commercially reasonable efforts to register or qualify (or obtain an exemption from such registration or qualification of) such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as such Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h)Cooperate with the selling Holder to facilitate the timely delivery of the Registrable Securities in book-entry form to a transferee pursuant to the Registration Statements, free, to the extent permitted by the Purchase Agreement and under Law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such name as such Holder may request.

(i)Upon the occurrence of any event contemplated by Section 2.2(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the effected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(j)If required by the FINRA Corporate Financing Department or any similar entity, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing.

(k)Following expiration of the Lock-Up Term, if requested by the selling Holder, the Company shall use its reasonable efforts to engage an underwriter (or to cooperate with such Holder’s engagement of an underwriter) with respect to the sale of the Registrable Securities under the Registration Statement and in connection therewith:

(i)enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the Underwritten Offering pursuant to which such Registrable Securities are being offered;

(ii)use commercially reasonable efforts to obtain: (A) at the time of effectiveness of the Registration Statement covering such Registrable Securities, a “cold comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the underwriters may reasonably request; and (B) at the time of any underwritten sale pursuant to such Registration Statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the underwriters may reasonably request;

(iii)in connection with any Underwritten Offering, use commercially reasonable efforts to obtain an opinion or opinions addressed to the underwriter or underwriters in customary form and scope from counsel for the Company; and

(iv)use commercially reasonable efforts to participate, to the extent requested by the managing underwriter, in efforts extending for no more than two (2) days scheduled by such managing underwriter and reasonably acceptable to the Company’s senior management, to sell the Registrable Securities being offered pursuant to such Required Registration (including participating during such period in customary “roadshow” meetings with prospective investors).

2.3.Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Section 2 (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the securities exchange on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing prospectuses if the printing of prospectuses is

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Section 2 and (vi) reasonable legal fees and expenses of one legal counsel for the Holders, up to a maximum of $25,000 per Registration Statement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 2 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any quarterly review, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any underwriting, broker or similar commissions of the Holders or any legal fees or other costs of the Holders (except as set forth in clause (vi)).

2.4.Indemnification.

(a)Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each selling Holder, the officers, directors, agents, partners, members, stockholders and employees of such Holder, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, to the fullest extent permitted by Law, from and against any and all losses, claims, damages, liabilities, deficiencies, assessments, fines, judgments, fees, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities law or any rule or regulation promulgated thereunder applicable to the Company relating to any such registration, qualification or compliance, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 2.2(c)(ii) through (and including) (vi), the use by such Holder of an outdated or defective Prospectus after such Holder has received

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined below) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify each Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)Indemnification by Holder.  Each selling Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents, partners, members, stockholders or employees of such controlling Persons, to the fullest extent permitted by Law, from and against all Losses, as incurred, arising solely out of or based solely upon: (i) for so long as the prospectus delivery requirements of the Securities Act apply to sales by such Holder, such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act and (ii) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 2.2(c)(ii) through (and including) (vi), the use by such Holder of an outdated or defective Prospectus after such Holder has received written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties pursuant to this Section 2.4(c).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution.  If a claim for indemnification under Section 2.4(a) or Section 2.4(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) was determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 2.4(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 2.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties without duplication of recovery to the Indemnified Parties.

2.5.General.

(a)Remedies.  In the event of a breach by the Company or by any Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement as provided in Section 7.13.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Furnishing of Information.  The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such selling Holder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.

(d)Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2.2(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)Piggy-Back Registrations.  If at any time during the Registration Term, the Company proposes to grant to any Other Holder the right to include shares of the Company’s capital stock in any registration statement the Company may determine in its discretion to prepare and file with the SEC (other than a post-effective amendment to an existing registration statement) relating to an offering for the Company’s own account under the Securities Act of any of its equity securities, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall, contemporaneously with entering into an agreement with Other Holders with respect to such right, offer to enter into an agreement with Investor (and any of its Affiliates who hold shares of capital stock of the Company) granting Investor substantially similar rights, allocated pro rata on the basis of the number of shares of capital stock of the Company held by Investor and/or any such Affiliates of Investor on the one hand, and the Other Holder(s) on the other hand, and thereafter perform its obligations under such agreement.

(f)Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees, for so long as the Holders hold (x) all or any portion of the Purchased Shares issued pursuant to the Purchase Agreement, and (y) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, to use its commercially reasonable efforts to:

(i)make and keep public information available, as those terms are understood and defined in Rule 144, at all times on and after the date hereof;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (or obtain extensions in respect thereof and file within the applicable grace period); and

(iii)furnish to each Holder, so long as the Holder owns (A) all or any portion of the Purchased Shares issued pursuant to the Purchase Agreement, and (B) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (2) such other information as may be reasonably requested to avail such Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

(g)Assignment of Registration Rights.  The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned in whole or in part (but only with all restrictions and obligations set forth in this Agreement) by a Holder to a Permitted Transferee from such Holder; provided, however, that (i) such Holder shall, within five (5) days prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Registrable Securities with respect to which such registration rights are being assigned, (ii) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement, (iii) the Investor shall continue to be bound by all restrictions and obligations set forth in this Agreement and (iv) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the Permitted Transferee is restricted under the Securities Act and other applicable securities Law.

(h)Subsequent Registration Rights.  During the Registration Term, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not file any registration statement covering the resale of any Company securities held by any Person (other than any of the Holders) (an “Other Registration Statement”) unless prior to or concurrently with the filing of such Other Registration Statement, any Registration Statement required by Sections 2.1(a) and 2.1(b) hereof is or has been filed with, and declared effective by, the Commission.

3.Restrictions on Beneficial Ownership.

3.1.Standstill.  Unless earlier terminated pursuant to Section 6.2, during the Standstill Term, except as otherwise provided in this Section 3 or unless expressly approved or invited in writing by the Board of Directors, neither the Investor nor any of its controlled Affiliates or any Third Party that acquires, by way of merger, acquisition, consolidation, share purchase, asset purchase, recapitalization, restructuring or similar transactions, all or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

substantially all of the assets of the Investor or beneficial ownership of a majority of the voting securities of the Investor (or any surviving or resulting entity thereof) (such Third Parties, “Successor Affiliates” and, collectively with the Investor and its controlled Affiliates, the “Standstill Parties”) shall (and the Investor shall cause its controlled Affiliates not to):

(a)directly or indirectly acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock or Common Stock Equivalents (other than, in each case, the Purchased Shares);

(b)directly or indirectly seek to have called any meeting of the stockholders of the Company or propose or nominate for election to the Board of Directors any person whose nomination has not been approved by a majority of the Board of Directors or fail to cause to be voted in accordance with the recommendation of the Board of Directors with respect to such person for election to the Board of Directors any Shares of Then Outstanding Common Stock;

(c)directly or indirectly, knowingly encourage or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) the consummation of which would result in a Change of Control (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer, the Investor shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1(c) for so long as the Company maintains and does not withdraw such recommendation;

(d)directly or indirectly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(e)deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

(f)propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of all or substantially all of the assets or businesses of the Company and its subsidiaries, considered collectively, or the Company’s shares of capital stock that, together with the Shares of Then Outstanding Common Stock of the Company, would represent more than 50% of the Company’s outstanding shares of capital stock, or similar transaction involving the Company, or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)act in concert with any Third Party to take any action in clauses (a) through (f) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h)enter into negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (g) above; or

(i)request or propose to the Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause (i));

Notwithstanding the foregoing, nothing in this Agreement shall restrict the Investor’s executive officers or directors shall be restricted from purchasing or Disposing of shares of Common Stock for his or her personal account (other than through a tender or exchange offer), tendering his or her shares into a Third Party tender or exchange offer, voting his or her shares in any way he or she determines, or depositing his or her shares into a voting trust or subjecting them to any arrangement or agreement with respect to the voting of such shares.

3.2.Standstill Term.  For purposes of this Agreement, the “Standstill Term” means the period from the date of this Agreement until the fifth (5th) anniversary of the Closing Date; provided, however, that the Standstill Term shall terminate immediately (a) upon the expiration of the Term (as defined in the Collaboration Agreement) or the earlier termination of the Collaboration Agreement pursuant to Article 16 thereof (other than as a result of the termination by the Company of the Collaboration Agreement pursuant to Section 16.2 thereof) or (b) if after the date of this Agreement, (i) any Person (A) becomes the beneficial owner of thirty five percent (35%) or more of the Shares Then Outstanding Common Stock (which, for purposes of this clause (b)(i)(A), includes all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time) and has filed a Schedule 13D declaring the purpose or effect of exerting control (or the like) over the Company or (B) commences a tender or exchange offer which, if consummated, would make such Person together with any of its Affiliates the beneficial owner of thirty five percent (35%) or more of the Shares of Then Outstanding Common Stock and the Board of Directors does not, within ten (10) Business Days after the commencement of such offer, recommend against stockholders tendering their shares of Common Stock in such offer, or (ii) the Company enters into a definitive written agreement with one or more Third Parties that, if consummated, would result in a Change of Control.

3.3.Private Offers.  Notwithstanding anything in this Agreement to the contrary, the Investor may from time to time following the date of this Agreement, orally or in writing, submit (but only privately and not publicly) to the Chief Executive Officer of the Company or to the Board of Directors one or more proposals with respect to an acquisition by the Investor of all or substantially all of the assets of the Company and its subsidiaries, considered collectively, or the Company’s outstanding shares of capital stock or other communication regarding whether the Board of Directors would be interested in receiving such a proposal; provided that the fact that the Investor is making such a proposal or the terms thereof

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

would not reasonably be expected to require the Investor or the Company to make any public disclosure with respect to such proposal or any of the matters set forth in Section 3.1.

3.4.Employee Benefit Plans.  The prohibitions set forth in Section 3.1(a) shall not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust for the benefit of the Investor’s or its Affiliates’ current or former employees and/or its Affiliates, or interests in securities comprising part of a diversified mutual fund or broad based, publicly traded market basket or index of stocks approved for such plan or trust in which such plan or trust invests; provided that (a) the purpose of such investment is not to circumvent the restrictions set forth in Section 3.1 and (b) in no event shall the holdings of voting securities of the Company permitted under this paragraph equal or exceed five percent (5%) of the Company’s total outstanding voting securities.  Furthermore, nothing herein shall prevent the Investor or any of its Affiliates from acquiring securities of, or from entering into any merger or other business combination with, another entity which beneficially owns securities of the Company; provided that (i) the purpose of entering into such transaction is not to circumvent the restrictions set forth in Section 3.1 and (ii) such entity that beneficially owns securities of the Company (including any and all of such entity’s successors or assigns) shall otherwise be deemed as a Standstill Party and be subject to the restrictions set forth in Section 3.1.

3.5.[***].

3.6.[***].

3.7.Use of Information.  Notwithstanding anything in this Agreement to the contrary, nothing in Article 12 of the Collaboration Agreement or in this Agreement shall prohibit the Investor from using Confidential Information (as defined in the Collaboration Agreement) at any time (a) in connection with any proposal submitted by the Investor to the Company in accordance with Section 3.3 or (b) after the restrictions set forth in Section 3.1 shall have terminated as provided in Section 3.2 in connection with the Investor or any of the other Standstill Parties thereafter taking any of the actions described in Section 3.1.

4.Restrictions on Dispositions.

4.1.Lock-Up.  Except as otherwise provided in this Section 4, from and after the Closing Date and until the fifth (5th) anniversary of the Closing Date (the “Lock-Up Term”), without the prior written approval of the Company, the Investor shall not, and shall cause its controlled Affiliates not to, Dispose of (a) any of the Purchased Shares or any shares of Common Stock beneficially owned by any Standstill Party as of the date of this Agreement, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (b) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (a) of this sentence; provided, however, that the foregoing shall not prohibit the Investor from transferring any of the foregoing to (i) a Permitted Transferee; provided that the Permitted Transferee agrees to be bound in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

writing by this Agreement and the Investor shall remain bound by all of its obligations under this Agreement; or (ii) to the Company.

4.2.Sale Limitations.  Subject to the restrictions set forth in Section 4.1 above, the Investor agrees that, except for any transfer of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Investor to a Permitted Transferee or the Company, it shall not, and shall cause its controlled Affiliates not to, Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents at any time after the expiration of the Lock-Up Term: (a) except (i) pursuant to a registered public offering in accordance with Section 2, (ii) in a manner consistent with Rule 144 under the Securities Act, (iii) pursuant to privately negotiated sales in transactions exempt from the registration requirements under the Securities Act except to any Person who after such acquisition would beneficially own more than five percent (5%) of the Shares of Then Outstanding Common Stock and to knowledge of the Holder, after reasonable inquiry, would report its ownership position on Schedule 13D (or successor form), or (iv) in any transaction approved in writing by the Company; or (b) to any Person that the Investor or any of its controlled Affiliates knows (after a reasonable inquiry) is a direct competitor of the Company.

4.3.Certain Transactions.  Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Standstill Parties in connection with (a) a tender or exchange offer by or with a Third Party that the Board of Directors does not, within ten (10) Business Days after the commencement of such offer, recommend against stockholders tendering their shares of Common Stock in such offer, unless the Investor is then in breach of its obligations pursuant to Section 3.1 with respect to such transaction, (b) an issuer tender offer by the Company, or (c) any Disposition by the Standstill Parties undertaken from time to time in its sole and absolute discretion for the purpose of reducing such Party’s beneficial ownership in the Company to not less than four and nine-tenths percent (4.9%) as determined for purposes of Item 5 of Schedule 13D, provided that any Disposition referred to in this clause (c) shall be subject to the restrictions and requirements set forth in Section 4.2.

4.4.Offering Lock-Up.  The Holders shall, if requested in good faith by the Company and an underwriter of Common Stock in connection with any public offering involving an underwriting of Common Stock of the Company for the Company’s own account, agree not to Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents for a specified period of time, such period of time not to exceed thirty (30) days (a “Lock-Up Agreement”), provided that such agreement shall not restrict the Holder’s ability to Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents in accordance with Section 4.3 or to a Permitted Transferee in accordance with Section 4.1.  Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company, the managing underwriter(s) in such offering and the Holders.  The Company may impose stop transfer instructions with respect to the Shares of Then Outstanding Common Stock and Common Stock Equivalents subject to the foregoing restrictions until the end of the specified period of time.  The foregoing provisions of this Section 4.4 shall not apply (a) if the Holders

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

collectively own less than five percent (5%) of the Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or (b) to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Investors only if all officers and directors and all stockholders beneficially owning (individually or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act)) more than five percent (5%) of the outstanding Common Stock are subject to the same restriction.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to the Investor, based on the number of shares subject to such agreements, excluding any waivers granted that fall within a customary de minimis exceptions set forth in the associated Lock-Up Agreement, which customary exceptions also shall apply to the Holders including, but not limited to, a distribution that is not a sale transaction and sales and distributions not required to be reported on Form 4.

4.5.Transactions for Personal Account.  For the avoidance of doubt, nothing in this Section 4 will restrict any Disposition of shares of Common Stock held by an executive officer or director of the Investors for his or her personal account.

4.6.Legend.  For so long as the Purchased Shares are subject to any of the restrictions set forth in this Section 4, the book-entry or certificated form of the Purchased Shares shall bear a legend in substantially for following form:

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER INCLUDING LOCK-UP PERIODS AS SET FORTH IN AN INVESTOR AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIODS MAY BE BINDING ON CERTAIN TRANSFEREES OF THESE SECURITIES.

The legend shall be removed upon the expiration or termination of the restrictions set forth in this Section 4 pursuant to Section 6.3 (and, for the avoidance of doubt, immediately prior to any such termination) or upon the transfer in accordance with the terms of this Agreement to any Person that is not subject to the transfer and other restrictions set forth in this Agreement.

5.Voting Agreement.

5.1.Voting of Securities.  During the Standstill Term, other than as permitted by Section 5.3 with respect to a Qualified Change of Control, in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause its controlled Affiliates to, vote or execute a written consent with respect to all of the voting securities of the Company as to which it and such controlled Affiliates are entitled to vote or execute a written consent in accordance with the recommendation of the Board of Directors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2.Irrevocable Proxy.  In furtherance of Section 5.1, and subject to Section 5.3, the Investor hereby irrevocably appoints the Company and its designees, and each of them, as attorneys, agents and proxies, with full power of substitution, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in Section 5.1 with respect to all of the voting securities of the Company as to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”).  The Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event.  The Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by the Investor that is inconsistent herewith.  Notwithstanding the foregoing, the Irrevocable Proxy shall be effective only during the Standstill Term and if (and only if), at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause any securities of the Company to be counted as present for purposes of calculating a quorum or (B) fails to vote such securities of the Company in accordance with Section 5.1, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in Section 5.1.

5.3.Qualified Change of Control.  The Investor and its Affiliates may vote, or execute a written consent, with respect to all of the voting securities of the Company as to which it and such Affiliates are entitled to vote or execute a written consent, as they may determine in their sole and absolute discretion, with respect to any transaction, the consummation of which would result in a Qualified Change of Control.

5.4.Legend.  For so long as the Purchased Shares are subject to any of the restrictions set forth in this Section 5, the book-entry or certificated form of the Purchased Shares shall bear a legend in substantially for following form:

THESE SECURITIES ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS AS SET FORTH IN AN INVESTOR AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH VOTING RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

The legend shall be removed upon the expiration or termination of the restrictions set forth in this Section 5 pursuant to Section 6.3 (and, for the avoidance of doubt, immediately prior to any such termination), or upon the transfer in accordance with the terms of this Agreement to any Person that is not subject to the transfer and other restrictions set forth in this Agreement.

6.Termination of Certain Rights and Obligations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.Termination of Registration Rights.  For the avoidance of doubt, it is expressly agreed and understood that (a) in the event that there are no Registrable Securities outstanding as of a Filing Date, then the Company shall have no obligation to file, caused to be declared effective or to keep effective any Registration Statement hereunder (including any Registration Statement previously filed pursuant to this Agreement) and (b) all registration rights granted to the Holders hereunder (including the rights set forth in Sections 2.5(e)) shall terminate in their entirety effective on the first date on which (x) there shall cease to be any Registrable Securities outstanding or (y) the Investor and its Affiliates together own less than one half of a percent (0.5%) of the Shares of Then Outstanding Common Stock.  If not previously terminated pursuant to the foregoing sentence, it is expressly agreed and understood that all registration rights granted to the Holders pursuant to this Agreement shall terminate as to each Holder on the earlier of (i) the expiration of the Registration Term or (ii) the expiration of the Effectiveness Period.  In the event that the Company determines that the registration rights granted to the Holders hereunder have terminated as to any Holder, it shall notify such Holder of such determination, which notice shall set forth in reasonable detail the basis for such determination; provided, that the failure to provide any such notice shall not affect whether any Registrable Securities are outstanding.  For the avoidance of doubt, it is expressly agreed and understood that the Company’s determination of whether such registration rights shall have terminated shall not be deemed to be conclusive or determinative of such matter.

6.2.Termination of Standstill Agreement.  In addition to the termination contemplated by Section 3.2, Section 3 shall terminate and have no further force or effect, upon the earliest to occur of:

(a)the date on which Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(b)a liquidation or dissolution of the Company.

6.3.Termination of Restrictions on Dispositions and Voting Agreement.  Section 4 and Section 5 shall terminate and have no further force or effect upon the earliest to occur of:

(a)the consummation of a Change of Control;

(b)a liquidation or dissolution of the Company; and

(c)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

6.4.Effect of Termination.  No termination pursuant to any of Sections 6.1, 6.2 and 6.3 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for a material breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.Miscellaneous.

7.1.Governing Law.  This Agreement and all claims relating to or arising out of this Agreement or the breach thereof shall be governed by and construed in accordance with internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

7.2.No Waiver; Modifications.  It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default.  The failure of either Party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation.  No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

7.3.Notices.  Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the Parties to the other Party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending Party and the sending Party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); (c) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (d) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other Party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

If to the Company:

Nektar Therapeutics
455 Mission Bay Boulevard South
San Francisco, CA 94158
Attention:  Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1001 Page Mill Road, Building 1, Suite 100
Palo Alto, California 94304
Attention: Sam Zucker and Ruchun Ji
Facsimile: (650) 565-7100
e-mail: szucker@sidley.com, rji@sidley.com

If to the Investor:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York  10154-0037
Attention:  Executive Vice President and General Counsel
Facsimile No.: [***]

with a copy (which shall not constitute notice) to:

Bristol-Myers Squibb Pharmaceuticals Group
Route 206 & Province Line Road
Princeton, New Jersey  08543
Attention: Senior Vice President and Deputy General Counsel
     Transactional Practice Group
Facsimile: [***]
e-mail: [***]

Written confirmation of receipt (ii) given by the recipient of such notice, (iii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (c) or (d) above, respectively.  A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

7.4.Entire Agreement.  This Agreement, the Purchase Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

7.5.Headings; Nouns and Pronouns; Section References.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

7.6.Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith a substitute

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the Parties.

7.7.Assignment.  Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor, except as provided pursuant to this Agreement with respect to the Investor’s assignment to a Permitted Transferee; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

7.8.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  For the avoidance of doubt, the Successor Affiliates shall constitute successors to the Investor and the Investor and the Successor Affiliates shall be jointly and severally liable for their obligations hereunder.

7.9.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the Party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

7.10.No Benefit to Third Parties.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than any Affiliate of the Investor.  No Third Party with the exception of any Affiliate of the Investor shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

7.11.No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.  No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

7.12.Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

7.13.Specific Performance.  The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or, in the case of the Investor, to cause its controlled Affiliates to act, in accordance with the provisions of this

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or, in the case of the Investor, to cause its controlled Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

7.14.No Conflicting Agreements.  The Investor hereby represents and warrants to the Company that neither it nor any of its controlled Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its controlled Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement.  The Company hereby represents and warrants to each Holder that it is not, and none of its controlled Affiliates are, as of the date of this Agreement, a party to, and agrees that it and its controlled Affiliates shall not, on or after the date of this Agreement, enter into, any agreement or approve any amendment to its or their Organizational Documents (as defined in the Purchase Agreement) with respect to its securities that conflicts with the rights granted to the Holders in this Agreement.  The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

[Remainder of page intentionally left blank; signature page follows.]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Nektar Therapeutics

By:	/s/ Gil M. Labrucherie Name: Gil M. Labrucherie Title: Senior Vice President and Chief Financial Officer

Bristol-Myers Squibb Company

By:	/s/ Giovanni Caforio Name: Giovanni Caforio Title: Chairman and Chief Executive Officer

[Signature Page to Investor Agreement]

ANNEX A

PLAN OF DISTRIBUTION

A-1

ANNEX A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders and any of their permitted transferees (as set forth in the investor agreement) may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through brokers, dealers or underwriters that may act solely as agents;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (and any successor); and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement

1

of which this prospectus is a part is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which such the shares of common stock were sold,
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
•	other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the investor agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with

2

state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an investor agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related investor agreements, or we may be entitled to contribution.

3

ANNEX B

SELLING STOCKHOLDER QUESTIONNAIRE

B-1

ANNEX B

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

Name of Selling Stockholder (please print)

NEKTAR THERAPEUTICS

IMPORTANT:  IMMEDIATE ATTENTION REQUIRED

This Questionnaire is being furnished to Bristol-Myers Squibb Company, a Delaware corporation (the “Investor”), in connection with the purchase of shares of Common Stock (“Common Stock”) of Nektar Therapeutics, a Delaware corporation (the “Company”), pursuant to the Share Purchase Agreement dated as of February 13, 2018, by and between the Company and the Investor (the “Purchase Agreement”).  This Questionnaire relates to certain information required to be disclosed in the Registration Statement on Form S‑[●] being prepared by the Company for filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Investor Agreement entered into by and between the Company and the Investor (the “Investor Agreement”), to which this Questionnaire is an Exhibit.  The Company must receive a completed Questionnaire from the Investor in order to include the Investor’s shares of Common Stock in the Registration Statement.

The furnishing of accurate and complete responses to the questions posed in this Questionnaire is an extremely important part of the registration process.  The inclusion of inaccurate or incomplete disclosures in the Registration Statement can result in potential liabilities, both civil and criminal, to the Company and to the individuals who furnish the information.  Accordingly, the Investor is advised to consult its own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and related prospectus.

PLEASE GIVE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate.  Please complete, sign, and return one copy of this Questionnaire by facsimile, email or overnight courier as soon as possible.

Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, CA  94304
Attention:
Facsimile:  (650) 565-7100
Email:

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire.  However, it is your responsibility to inform us of any changes that may occur to your situation.  If there is any situation about which you have any doubt, or if you are uncertain  as to the meaning of any terms used in this Questionnaire, please contact ________________ at:  ________________.

STOCK OWNERSHIP

Beneficial Ownership.

Deemed Beneficial Ownership.  Please state the amount of securities of the Company you own on the date you complete this Questionnaire.  (If none, please so state in each case.)

Amount Beneficially Owned[1]	Number of Shares of Common Stock Owned

Please state the number of shares owned by you or by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”[1]:

Total Shares:
Of such shares:
Shares as to which you have sole voting power:
Shares as to which you have shared voting power:
Shares as to which you have sole investment power:
Shares as to which you have shared investment power:
Shares which you will have a right to acquire within 60 days after the date you complete this questionnaire through the exercise of options, warrants or otherwise:

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Beneficial Ownership. You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Exchange Act.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within 60 days including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares. Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you. In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even though you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities.

Disclaimer  of  Beneficial  Ownership.Do you wish to disclaim beneficial ownership1 of any of the shares reported in response to Item 1(a)?

Answer:

If the answer is “Yes,” please furnish the following information with respect to  the person or persons who should be shown as the beneficial owner(s)1 of the shares in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Shared Voting or Investment Power over Securities.  Will any other person be deemed to have beneficial ownership over any of the Securities purchased by you pursuant to the Purchase Agreement?

Answer:

If the answer is “Yes,” please furnish the following information with respect to  the person or persons who should be shown as the beneficial owner(s)1 of the Securities in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Relationship with the Company.  Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Name	Nature of Relationship

Broker-Dealer Status.  Is the Investor a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

Note that the Company will be required to identify any registered broker-dealer as an underwriter in the prospectus.

If so, please answer the remaining questions in this section.

If the Investor is a registered broker-dealer, please indicate whether the Investor purchased its Common Stock for investment or acquired them as transaction-based compensation for investment banking or similar services.

Answer:

Note:  if the Investor is a registered broker-dealer and received its Common Stock  other than as transaction-based compensation, the Company is required to identify the Investor as an underwriter in the Registration Statement and related prospectus.

Is the Investor an affiliate of a registered broker-dealer?  For purposes of this Question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.

Please describe the affiliation between the Investor and any registered broker-dealers:

If the Common Stock were received by the Investor other than in the ordinary course of business, please describe the circumstances:

If the Investor, at the time of its receipt of Common Stock, has had any agreements or understandings, directly or indirectly, with any person to distribute the Common Stock, please describe such agreements or understandings:

Note that if the Investor is an affiliate of a broker-dealer and did not receive its Common Stock in the ordinary course of business or at the time of receipt had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Investor as an underwriter in the prospectus.

Nature of Beneficial Holding.  The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities (as defined in the Investor Agreement).

Is the Investor a natural person?

☐ Yes.

☐ No.

Is the Investor required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Form 10‑K, 10-Q, 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

Is the Investor an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes.

☐ No.

If a subsidiary, please identify the publicly held parent entity:

If you answered “no” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Investor (the “Controlling Entity”).  If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity.  This process should be repeated until you reach natural persons or a publicly held entity that exercises sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***

CERTAIN TRANSACTIONS

Transactions with the Company.  If you, any of your associates2, or any member of your immediate family3 had or will have any direct or indirect material interest in any transactions4 or series of transactions to which the

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Associate.  The term “associate,” as defined in Rule 14a-1 under the Exchange Act, means (a) any corporation or organization (other than the Company or any of its majority owned subsidiaries) of which you are an officer or partner or are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar capacity, and (c) your spouse, or any relative of yours or relative of your spouse living in your home or who is a director or officer of the Company or of any subsidiary.  The term “relative of yours” as used in this Questionnaire refers to any relative or spouse of yours, or any relative of such spouse, who has the same home as you or who is a director or officer of any subsidiary of the Company.

Please identify your associate referred to in your answer and indicate your relationship.
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Immediate Family.  The members of your “immediate family” are deemed to include the following:  your spouse; your parents; your children; your siblings; your mother-in-law or father-in-law; your sons- and daughters-in-law; and your brothers- and sisters-in-law.

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Transactions.  The term “transaction” is to be understood in its broadest sense, and includes the direct or indirect receipt of anything of value.  Please note that indirect as well as direct material interests in transactions are to be disclosed.  Transactions in which you would have a direct interest would include your purchasing or leasing anything (stock in a business acquired by the Company, office space, plants, Company apartments, computers, raw materials, finished goods, etc.)  from or selling or leasing anything to, or borrowing or lending cash or other property from or to, the Company, or any subsidiary.

Company or any of its subsidiaries was a party at any time since January 1, [      ], or in any currently proposed transactions or series of transactions in which the Company or any of its subsidiaries will be a party, in which the amount involved exceeds $120,000, please specify (a) the names of the parties to the transaction(s) and their relationship to you, (b) the nature of the interest in the transaction, (c) the amount involved in the transaction, and (d) the amount of the interest in the transaction.  If the answer is “none,” please so state.

Answer:

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders and any of their permitted transferees (as set forth in the investor agreement) may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through brokers, dealers or underwriters that may act solely as agents;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (and any successor); and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which such the shares of common stock were sold,
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
•	other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the investor agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an investor agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related investor agreements, or we may be entitled to contribution.

1.***

The undersigned has reviewed the Plan of Distribution set forth above and does not have a present intention of effecting a sale in a manner not described therein.

_____Agree_____Disagree

•(If left blank, response will be deemed to be “Agree”.)

The undersigned hereby represents that the undersigned understands, pursuant to Interpretation A.65 in the Securities and Exchange Commission, Division of Corporation Finance, Manual of Publicly Available Telephone Interpretations dated July 1997, a copy of which is attached hereto as Exhibit 1, that the undersigned may not make any short sale of the Common Stock prior to the effectiveness of the Registration Statement, and further covenants to the Company that the undersigned will not engage in any short sales of such stock to be registered under the Registration Statement prior to its effectiveness.

SIGNATURE

The undersigned understands that the Company anticipates filing the Registration Statement within the time frame set forth in the Investor Agreement.  If at any time any of the information set forth in my responses to this Questionnaire has materially changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, the undersigned agrees to furnish as soon as practicable to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information.  Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

Upon any sale of Common Stock pursuant to the Registration Statement, the undersigned hereby agrees to deliver to the Company and the Company’s transfer agent the Certificate of Subsequent Sale set forth in Exhibit I hereto.

The undersigned understands that the information that the undersigned is furnishing to the Company herein will be used by the Company in the preparation of the Registration Statement.

Name of Investor:

Date: __________Signature:

Print Name:

Title (if applicable):

Address:

Street

CityStateZip Code

Telephone Number

Facsimile Number

Exhibit 1

Securities Act Sections Compliance and Disclosure Interpretations Section 239.10:  “An issuer filed a Form S‑3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

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Exhibit I

CERTIFICATE OF SUBSEQUENT SALE

Computershare Inc.

RE:	Sale of Shares of Common Stock of Nektar Therapeutics, a Delaware corporation (the “Company”), pursuant to the Company’s Prospectus dated ______________, ____ (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Book Entry Position or Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) or evidence of a book entry position representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate or book entry position for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.  Notwithstanding the foregoing, in the event that the undersigned executes and delivers to you and to the Company the certification set forth on Annex I, upon instructions from the Company, you should return to the undersigned a newly issued certificate or book entry position for such excess shares of Common Stock in the name of the Record Holder without any restrictive legend.  In addition, no subsequent certification will be required to be delivered to you by the undersigned provided that the representations and warranties set forth on Annex I have been delivered to you and continue to be accurate.

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Very truly yours,

Dated: _________________________By:

Print Name:

Title:

cc_:

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Annex I

In connection with any excess shares to be returned to the Selling Stockholder upon a sale of shares of Common Stock of Nektar Therapeutics, a Delaware corporation (the “Company”), included in the table of Selling Stockholders in the Prospectus, the undersigned hereby certifies to the Company and Computershare Inc., that:

1.In connection with the sale by the undersigned stockholder of any of the shares of Common Stock, the undersigned stockholder will deliver a copy of the Prospectus included in the Registration Statement to the purchaser directly or through the undersigned stockholder’s broker-dealer in compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934.

2.Any such sale will be made only in the manner described under “Plan of Distribution” in the Prospectus.

3.The undersigned stockholder will only sell the shares of Common Stock while the Registration Statement is effective, unless another exemption from registration is available.

4.The Company and its attorneys may rely on this letter to the same extent as if it were addressed to them.

5.The undersigned stockholder agrees to notify you immediately of any development or occurrence which to his, her or its knowledge would render any of the foregoing representations and agreements inaccurate.

All terms not defined herein are as defined in the Investor Agreement entered into on ____________, 2018, by and between the Company and the Investor.

Very truly yours,

Dated: _____________________________By:

Print Name:

Title:

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